Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-121857) and Form S-8 (Nos. 333-93697 and 333-93695) of QMed, Inc. of our reports dated January 27, 2006 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
February 9, 2006